Exhibit 16.1

March 29, 2007

Via Federal Express and
Copy via facsimile (202) 772-9252

Office of the Chief Accountant, Division of Corporation Finance
Securities and Exchange Commission
100 F Street NE
Washington, DC 20549-7561
Attention:  PCAOB Letter File

Re:             FermaVir Pharmaceuticals, Inc.
Commission File Number:  333-116480

Dear Sirs:

We have received a copy of, and are in agreement with, the statements (copy attached) being made by FermaVir Pharmaceuticals, Inc. in Item 4.01 of its Form 8-K for the month of March 2007 captioned “Changes in Registrant’s Certifying Accountant.”

/s/ J.H. COHN LLP
J.H. Cohn LLP